                                                               Exhibit (i)(2)(b)


(GOODWIN PROCTER LOGO)             Goodwin Procter LLP        T: 617.570.1000
                                   Counsellors at Law         F: 617.523.1231
                                   Exchange Place             goodwinprocter.com
                                   Boston, MA 02109



December 15, 2006



Calamos Investment Trust
2020 Calamos Court
Naperville, Illinois 60563


Ladies and Gentlemen:

As Massachusetts counsel to Calamos Investment Trust, a voluntary association with transferable shares under Chapter 182 of the Massachusetts General Laws, commonly referred to as a "Massachusetts business trust" (the "Trust"), we hereby consent to the reference in the Post-Effective Amendment No. 48 to Securities Act Registration No. 33-19228 and Amendment No. 51 to Investment Company Act Registration No. 811-5443 (together, the "Amendment") to the Registration Statement on Form N-1A (the "Registration Statement") of the Trust, to our opinions dated November 25, 2003, December 29, 2004 and June 22, 2006 with respect to the legality of the shares of the Trust representing Class A, Class B, Class C and Class I interests in each of the Trust's series designated Calamos Growth Fund, Calamos Blue Chip Fund, Calamos Value Fund, Calamos International Growth Fund, Calamos Global Growth and Income Fund, Calamos Growth and Income Fund, Calamos High Yield Fund, Calamos Convertible Fund, Calamos Market Neutral Income Fund, and Calamos Multi-Fund Blend that are the subject of the Registration Statement, which opinions were originally filed as Exhibit
(i)(2) to Post-Effective Amendment No. 34, Exhibit (i)(2) to Post-Effective Amendment No. 36, and Exhibit (i)(2) to Post-Effective Amendment No. 45, respectively, to such Registration Statement.

In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.


Sincerely,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP